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                                                            EXHIBIT 10.6


                                     LEASE

         This Lease is made upon express covenants and agreements, each of which is made an express condition hereof:

LESSOR                  THE CITY OF LAKE FOREST
                        220 East Deerpath
                        Lake Forest, IL 60045

LESSEE                  LAKE FOREST BANK AND TRUST COMPANY
                        664 North Western Avenue
                        Lake Forest, IL 60045

                        (hereinafter called "Lessee,") hereby agrees to lease from The City of Lake Forest, whose address is shown above (hereinafter called "Lessor"):


LOCATION That the Lessor does hereby lease to the Lessee the property described on Exhibit "A" attached hereto and made a part hereof to be used only for a drive-up facility for the Lake Forest Bank and Trust Company. At any time during the term of the Lease the Lessor may decide to build an elevated parking garage or other structure over and above the leased premises. Therefore, it is AGREED that this Lease is subject to a reservation of air rights in the Lessor and Lessor reserves all of the land, property and space above the drive-up facility to be built by the Lessee as shown on Exhibit "B" attached hereto and made a part hereof. It is specifically agreed that if the Lessor determines to construct any structure in the air rights herein reserved, such construction will not terminate this Lease.

TERM Ten (10) years commencing January 1, 1993 and ending December 31, 2003. If Lessee is not in default hereunder, the lease shall automatically renew for two additional consecutive five-year terms on the same terms and conditions, unless otherwise notified by Lessee in writing not less than 180 days prior to the expiration of the initial ten-year term (or the first renewal term) of Lessee's election not to renew this Lease.

RENT
COMMENCEMENT
DATE                       January 1, 1993
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RENT             1.     Lessee covenants and agrees to pay Lessor as rent
                        for the premises Thirty-Eight Thousand ($38,000) Dollars per year payable on the execution of this Lease and on each consecutive anniversary thereof.

                        In addition to the annual rent, the Lessee shall reimburse to the City the cost of relocating Wisconsin Avenue between Oakwood and Bank Lane, at a cost not to exceed $25,000.

RENT
ESCALATION       2.     Commencing on January 1, 1994, the annual rent
                        shall increase in an amount equal to the increase in the Chicago Area Consumer Price Index (CPI) on January
                        1 of each Lease year.

PURPOSE          3.     The Lessee shall be entitled to enter upon the
                        premises and construct, at its expense, a three (3) lane drive-up banking facility with building, on approximately 9,735 square feet of land, all as shown on Exhibit "A" attached hereto and made a part hereof.

TAXES            4.     a)     The premises is currently exempt from payment
                               of real estate taxes. If at any time in the future the premises are assessed and real estate taxes are due, Lessee shall pay all real estate taxes or other charges applicable to or assessed against that portion of the premises which is the subject of this lease, even though such taxes may not become due and payable until after the expiration or termination of this lease.
                               The Lessee shall have the right to contest such taxes or the assessment on which such taxes are based.

                        b) If any such taxes or charges shall have been paid by Lessor, Lessee agrees to reimburse Lessor within 30 days after presentation of a bill therefor. In default of such reimbursements, all sums so paid by Lessor shall be deemed an addition to rent and recoverable as such.

HOUSEKEEPING     5.     Lessee shall at all times keep the premises clean and
                        in good condition and repair, in accordance with all of
                        the ordinances of the City.  Lessee
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                        shall not post, paint or place, or permit others to
                        post, paint or place, on the premises any advertisement or sign not related directly to Lessee's business.

COMPLIANCE,
INSURANCE
AND LEGAL:        6.    a)     Lessee shall not use or permit upon the
                               premises(1) anything that will invalidate any policy of insurance now or hereafter carried on the premises or any building or thereon, or (2) anything that will increase the rate of such insurance. Lessee shall maintain the premises and buildings and structures thereon in accordance with the requirements of all local ordinances, and state and federal laws in effect during the term of this Lease, and shall provide insurance with the Lessor named as an additional insured.




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POLLUTANTS
AND CONTAMINANTS        b)     Lessee further agrees to comply with all
                               ordinances, laws, rules or regulations enacted by any governmental body or agency relating to the control, abatement, or emission of air and water contaminants and/or the disposal of refuse, solid wastes or liquid wastes or any other ordinances, laws, rules or regulations which may be applicable to him or his activities on the leased premises. Lessee shall bear all costs and expenses arising from compliance with said ordinances, laws, rules or regulations, and shall indemnify and save harmless Lessor from all liability, including without limitation,
                               FINES, forfeitures and penalties arising in connection with failure by Lessee to comply with such ordinances, laws, rules or regulations.
                               Lessee will provide to Lessor tangible evidence of his compliance with all ordinances, laws, rules or regulations upon the commencement date of this Lease. Lessee will hold Lessor harmless from any and all claims, including attorney fees and cost arising out of the spill or release in any manner of any hazardous or other waste.

RELOCATION OF
UTILITIES OR
FACILITIES       7.     Lessee accepts the premises subject to rights of any
                        party, including Lessor, in and to any existing conduits, sewers, waterlines, gas lines, power lines, drainage facilities, telephone, telegraph or other wires, and policies and utilities or facilities of any kind whatsoever, whether or not of record. Should it at any time become necessary to relocate any of same by reason of this Lease, Lessor shall bear and pay the cost of so doing.

EASEMENTS        8.     (a)    Lessee accepts the premises subject to rights
                               of any party, including Lessor, in and to any existing easements, permits or licenses.

EXISTING
FACILITIES              (b)    Lessor reserves the right to maintain or
                               relocated its existing public parking facility,
                               or to
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                               construct and thereafter maintain a decked
                               public parking facility, on or in the
                               vicinity of the premises with no liability for damages to Lessee's interests or property resulting from such activities.

TITLE      9.           Lessor makes no covenant for quiet enjoyment of the
                        premises. Lessee assumes any damages Lessee may sustain as a result of, or in connection with, any want or failure at any time of Lessor's title, if any, to the premises.


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INDEMNITY       10.     a)     Lessee agrees to indemnify and hold harmless
                               and defend Lessor from and against any and all liability and expenses whatsoever, to the extent permitted by law, for bodily injury or death, including without limitation, injury or death to agents, employees, servants, or invitees of the Lessor, or Lessee or loss or damage to the property of the Lessor or Lessee, their agents, employees, servants or invitees, and to the person or property of any person or corporation; arising directly or indirectly, out of the occupancy of, presence on, or use of said leased premises or any structures thereon by Lessee, its employees, agents, or invitees, regardless of the negligence of Lessor.

                        b) Lessee further agrees that if in any case the release and indemnity provided in this
                               Section 9 shall not be valid, Lessor shall in such case have the full benefit of any insurance effected by Lessee upon the property injured, destroyed, or damaged and/or against the hazard involved.

NO SUBROGATION 11.      Lessee agrees to have all insurance policies issued
                        to it, or for or upon the Lessee's account, covering any injuries to persons or any loss or damage to property so written that the insurer shall have no claim or resources of any kind whatsoever against Lessor or the premises.

LIENS          12.      Lessee agrees not to suffer or permit any lien of
                        mechanics or materialmen to be placed upon the premises or any part thereof and, in case of any such lien attaching, to immediately pay off and remove the same.
                        It is further agreed by the parties hereto that Lessee has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Lessee, operation of law or otherwise, to attach to or be placed on Lessor's title or interest, if any, in the premises, and any and all liens and encumbrances created or suffered by Lessee shall attach to Lessee's interest only. In any event, Lessee shall hold Lessor harmless against any such claim.

HOLD-OVER      13.      It is further agreed that in case Lessee, with
                        the consent of Lessor, holds possession of the premises
                        beyond the term of this lease such action of the
                        parties shall have the effect of extending the term of
                        this lease on a month to month basis, subject in all
                        respects to all of the terms, conditions, covenants and
                        agreements of this Lease, including all rights of
                        termination in all
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                        respects as herein provided.

EMINENT-DOMAIN 14.      If the whole or any part of the premises shall
                        be taken or condemned by any competent Authority for any public use or purpose this Lease shall, as to the part so taken terminate as of the date when taken, or shall cease if all of the premises be so taken. Rent shall abate proportionately to the part so taken, or shall cease if all the premises be so taken. The entire amount of damages or compensation payable or paid for the part taken and for the remainder if any shall be paid to and retained by the Lessor as its own property without apportionment. Lessee hereby assigns to Lessor any claim which Lessee would have to such damages. Lessee shall look solely to the said
                        Authority for any compensation or damages on account of damage to Lessee's leasehold interest, Lessee's business interests, Lessee's cost and expense of removing Lessee's personal property from the premises and for the cost and expense of moving any building or structure placed upon the premises by Lessee and which Lessee would have the right to remove as a Lessee of the premises.

CAUSES FOR
BREACH          15.     It is agreed that upon the happening of any of the
                        following: (1) is Lessee defaults in any of Lessee's undertakings in this lease or (2) if any voluntary or involuntary petition or similar pleading under any bankruptcy act be filed by or against Lessee, or (3) if the leasehold interests of Lessee are levied upon or attached by process of law, or (4) if Lessee makes an assignment for the benefit of creditors, or (5) if a receiver be appointed for any property of Lessee thereupon ipso factor and without entry or other action by Lessor, or if the Lessee installs signage without the previous express approval of the Lessor, or (6) if Lessee does not comply with all local, county or state regulations and health requirements, then such event or action shall be deemed to constitute a breach of this lease and this lease shall cease and terminate.

UNPAID BILLS   16.      All payments becoming due under this Lease shall
                        (1) be considered as rent and, if unpaid when due,
                        shall bear interest at 18 % per annum until paid, (2)
                        constitute a I lien upon any buildings or other
                        property owned by Lessee located upon the premises, and
                        the lien may be foreclosed according to law.
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TERMINATION
AND REFUND   17.        In the event Lessee ceases to operate the
                        premises, either party may terminate this Lease. The
                        City of Lake Forest has the option to terminate this Lease with six months notice to Lessee no earlier than the expiration of the initial 10 year term by paying to the Lessee the pro rata share of the Lessee's cost of building the drive-up facility represented by the number of years left on the Lease. (For example, if there are five years left on the Lease, the City would pay the Lessee one-fourth of the Lessee's cost of building the drive-up facility). It is estimated by the parties that at the beginning of the Lease the Lessee's cost of building the drive-up facility is approximately
                        $200,000. The exact cost of the building will be determined by mutual agreement following construction of the facility. Lessor shall agree not to lease property for a period of FIVE years for use as a drive-in banking institute if termination is invoked.

SURRENDER OF
PREMISES     18.        (a)    Upon the termination of this Lease by any
                               manner, means, or contingency whatsoever, Lessee shall without further notice or demand deliver possession of the premises to Lessor in as good condition as when entered upon. Upon proper notification by Lessor, Lessee hereby agrees to remove all materials, signs, debris, or any other articles, structures or facilities owned by Lessee or permitted to be placed on the premises by Lessee before the termination of this Lease unless otherwise approved by the Lessor.

CLEARANCE
PREMISES     19.        (b)    If Lessee shall fail to so remove such
                               property and title thereto shall pass to Lessor immediately, without any costs either by set-off, credit allowance, or otherwise. Lessor may retain, tear down, remove, or sell such property, or any part thereof, without any liability for damage therefor in any respect whatsoever and Lessee shall promptly pay Lessor for any and all expenses incurred by Lessor in tearing down, removing or selling such property.

FAILURE TO
VACATE        20.       Lessee shall pay Lessor as liquidated damages and not
                        as a penalty for forfeiture, $100 per day for all the
                        times Lessee shall retain possession of the premises or
                        any part thereof, after the termination of the premises
                        or
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                        any part thereof, after the termination of this Lease
                        whether by lapse of time or otherwise.
                        "Possession of the premises shall include, but shall not be limited to continued placement of materials, signs, debris, or other articles or facilities owned by Lessee or permitted to be placed on the premises by Lessee.

RE-ENTRY         21.    If Lessee shall breach or default in any of the terms
                        of this Lease, or if this Lease shall expire or
                        terminate in any manner, it shall be lawful for Lessor
                        then or at any time thereafter to re-enter the premises
                        and take possession thereof, with or without process of
                        law, and to use any reasonable or necessary force for
                        regaining possession. However, Lessee shall have the
                        right to remove certain of Lessee's properties as
                        herein provided.
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WAIVER OF
REMEDIES    22. (a)     No waiver of any default by Lessee shall be implied
                        from failure or omission by Lessor to take any action or account of such default. No express waiver shall affect any default other than the default specified in the "press waiver and that only for the time and to the extent therein stated. No receipt of money by the Lessor from Lessee (1) after any default by Lessee, (2) after the termination of this Lease, (3) after the service of any notice or demand or after the commencement of suit, or (4) after final judgment for possession of the premises, shall waive such default or reinstate, continue or extend the term of this Lease or effect in any way any such notice or suit as the case may be, (b)The erection of buildings or other improvements on the premises shall not constitute a waiver or affect in any way the right of either party to terminate this Lease.

NO ASSIGNMENT    23.    Any sale, assignment, transfer, or underletting of
                        this Lease by the Lessee without the previous written consent of Lessor shall be void. No act for Lessor including acceptance of money by Lessor by any other party, shall constitute a waiver of this position. In the event the Lessor does give its consent, then all of the terms of this Lease shall be binding upon the assignee, its successors and assigns.

RIGHTS ARE
CUMULATIVE      24.     All rights and remedies of Lessor and Lessee shall be
                        cumulative and none shall exclude any other rights and remedies allowed by law.

NOTICES          25.    All notices, demands, elections, and other
                        instruments required or permitted to be given or made by either party upon the other by the terms of this Lease or any statute shall be in writing. They shall be deemed to have been sufficiently served if sent by certified or registered mail with proper postage to Lessor or Lessee at the respective address first above shown. Such notices, demands, elections, and other instruments shall be considered as delivered to recipient on the first business day after deposit in the U.S. Mail.

ENTIRE
AGREEMENT        26.    All of the representations and obligations of Lessor
                        are contained herein. No modification, waiver, or
                        amendment of this Lease, or any of its terms, shall be
                        binding upon Lessor unless such are in writing and
                        signed by a duly authorized Officer of the Lessor.
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JOINT OBLIGATION 27.    In the event that Lessee embraces two or more
                        individuals or corporations, the covenants and agreements herein contained shall be the joint and several obligations of each of such persons or corporations.

MAINTENANCE      28.    Lessee has examined and knows the conditions of the
                        premises and shall enter upon and take the same in their condition at the commencement of the term of this Lease. Lessee will, at its own cost and expense, make any necessary alterations required, if conditions warrant, and/or at the request of the Lessor. Also, no other alterations shall be made without the express consent of Lessor. Lessee will make all repairs necessary to keep the premises in at least as good a condition as when entered upon, Repairs necessitated by ordinary wear and tear, by storm, fire and wind shall be the sole responsibility of the Lessee. Lessee agrees to indemnify, save, keep harmless Lessor and defend from all claims, demands, liability, judgments, costs and expense, including attorney's fees, arising or growing out of loss or damage to any property whatsoever, other than property of Lessor, which is in, upon, or about any part of the premises, from any cause whatsoever.

INSURANCE    29.        The Lessee agrees to obtain, at his own expense and
                        cost, and to keep full force and effect during the term of this Lease General Liability Insurance for a combined single limit of not less than $1,000,000 in any one occurrence for personal injury and/or property damage liability. 'Me insurance so afforded shall be written in favor of Lessee and shall include coverage for liability and indemnification assumed under the Lease. Written evidence of such insurance shall be filed with Lessor, and the insurance policy and/or certificate of insurance MUST show the following:

                        (a) The policy will not be canceled or materially changed unless 30 days prior written notice is given to The City of Lake Forest, 220 East Deerpath, Lake Forest, Illinois 60045.

                        (b) This insurance policy covers the contractual obligations of this Lease. Nothing contained in this section shall limit the liability of Lessee under Sections 10 and 29 hereunder.

                        (C)    The Lessor shall be identified as an
                               additional insured.
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SIGNAGE      30.        No exterior signage will be permitted without the
                        written approval of The City of Lake Forest. Interior signs will be designed by Lessee, subject to the approval of Lessor, and will be provided by the Lessee.

UTILITIES    31.        The Lessee shall pay all utility charges
                        applicable to the operation of the business herein described.


THE CITY OF LAKE FOREST


By: s/ Charles Clarke, Jr.
    Mayor


ATTEST:

s/ Barbara S. Douglas, City Clerk

The City of Lake Forest


LAKE FOREST BANK & TRUST COMPANY

By: s/ Edward J. Wehmer


ATTEST:

s/ Craig E. Arnesen

Lake Forest Bank & Trust Company


Dated: December 11, 1992





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